SCHEDULE A

                            (as of August 14, 2017)

                                     FUNDS

                                                                      ANNUAL RATE OF
                                                                         AVERAGE
Series                                                               DAILY NET ASSETS    EFFECTIVE DATE
-------------------------------------------------------------------------------------------------------
First Trust RiverFront Dynamic Europe ETF                                 0.83%          2/4/2015

First Trust RiverFront Dynamic Asia Pacific ETF                           0.83%          2/4/2015

First Trust RiverFront Dynamic Emerging Markets ETF                       0.95%          2/4/2015

First Trust RiverFront Dynamic Developed International ETF                0.83%          2/4/2015

First Trust Horizon Managed Volatility Domestic ETF                       0.70%          8/22/2016

First Trust Horizon Managed Volatility Developed International ETF        0.80%          8/22/2016

First Trust California Municipal High Income ETF                          0.65%          6/16/2017